UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2010

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Acquisition of Gulf of Mexico Shelf Properties

Merger Agreement. On September 19, 2010, McMoRan Exploration Co. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, McMoRan Oil & Gas LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“MOXY”), McMoRan GOM, LLC (“MMR GOM”) and McMoRan Offshore LLC (“MMR Offshore”), (each of MMR GOM and MMR Offshore being a newly created Delaware limited liability company and a wholly owned subsidiary of MOXY), on the one hand, and Plains Exploration & Production Company (“PXP”), PXP Gulf Properties LLC (“PXP Gulf”) and PXP Offshore LLC (“PXP Offshore”), (each of PXP Gulf and PXP Offshore being a newly created Delaware limited liability company and a wholly owned subsidiary of PXP), on the other hand, pursuant to which the Company agreed, subject to the terms and conditions of the Merger Agreement, to acquire, through the subsidiary mergers described below, PXP’s shallow water Gulf of Mexico shelf properties, interests and assets (the “Assets”) for a combination of shares of the Company’s common stock and cash (the “Acquisition”).  Currently, the Company separately owns working interests in substantially all of the properties being acquired.

Although the mergers will be effective when certificates of merger are filed with the Secretary of State of Delaware, the parties have agreed that certain assets as well as liabilities and obligations related to such assets will be deemed to have been transferred effective August 1, 2010 (the “Effective Time”). The Merger Agreement has been approved by the boards of directors of both the Company and PXP.

Structure and Effect of the Proposed Transactions under the Merger Agreement; Financing Transactions.  Pursuant to the Merger Agreement, PXP will contribute all of its right, title and interest in the Assets to PXP Gulf and PXP Offshore.  PXP Gulf and PXP Offshore will assume the liabilities and obligations related to the Assets, except for those (1) attributable to any asset that is ultimately excluded from the transaction due to a title defect, exercise of a preferential right to purchase, casualty loss or failure to obtain a required consent, (2) employee liabilities of PXP, (3) operating expenses, capital expenditures and other costs with respect to the Assets to the extent attributable to the period prior to the August 1, 2010 Effective Time, (4) arising from death, personal injury or tortious action, or fines or penalties attributable to the period prior to the Effective Time and (5) certain other excluded liabilities.

MMR GOM will merge with and into PXP Gulf in exchange for the cash consideration, and MMR Offshore will merge with and into PXP Offshore in exchange for the stock consideration.  Upon consummation of the two mergers, PXP will receive from the Company $75 million in cash and 51 million shares of the Company’s common stock (the “PXP Issuance”) ($818 million in aggregate cash and stock consideration based on the Company’s closing stock price of $14.57 per share on September 17, 2010) (the aggregate consideration being referred to herein as the “Purchase Price”) in exchange for all of the outstanding membership interests of PXP Gulf and PXP Offshore that were owned by PXP immediately prior to the mergers.  Following consummation of the mergers, both PXP Gulf and PXP Offshore will be indirect, wholly owned subsidiaries of the Company.

Pursuant to the Merger Agreement, the Company has agreed that, prior to the closing, it will not, among other things, (1) initiate, solicit, knowingly encourage or knowingly facilitate an acquisition proposal, (2) participate or engage in discussions or negotiations with, or disclose any non-public information relating to the Company to any person that has made or is considering making an acquisition proposal, or (3) accept an acquisition proposal or enter into any agreement requiring the Company to abandon, terminate or fail to consummate the PXP Issuance.  Notwithstanding this restriction, if the Company receives an unsolicited acquisition proposal that would reasonably be expected to be superior, from a financial point of view, to the transaction contemplated by the Merger Agreement, the Company may discuss the proposal with the proponent and provide non-public information regarding the Company if certain requirements are met and the Company’s board concludes that the failure to do so would breach its fiduciary duties.

As discussed in further detail below, the Company entered into securities purchase agreements under which it will privately issue $900 million in convertible securities upon completion of the Acquisition.  The private placement transactions will include $200 million in 7-year 4% Convertible Senior Notes (the “Notes”) and $200 million in 5¾% Convertible Perpetual Preferred Stock (the “Preferred Stock”). The Notes and Preferred Stock are being offered to qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to accredited investors within the meaning of Regulation D under the Securities Act, in each case pursuant to a private placement exemption from registration under the Securities Act (the “Institutional Issuance”).  In addition, on September 19, 2010, the Company and Freeport-McMoRan Copper & Gold Inc. (“FCX”) entered into a stock purchase agreement pursuant to which the Company agreed to sell and FCX agreed to purchase $500 million of the Company’s 5¾% Convertible Perpetual Preferred Stock (with terms substantially the same as the Preferred Stock) concurrently with consummation of the Acquisition (the “FCX Issuance”). The closing of each of the Institutional Issuance and the FCX Issuance is conditioned on the concurrent consummation of the mergers contemplated under the Merger Agreement.

On September 20, 2010, the Company issued a press release announcing the private placement of  $900 million in convertible securities to be issued upon completion of the Acquisition (see exhibit 99.2).

Purchase Price Adjustment. The Purchase Price is subject to certain adjustments as follows: (1) an adjustment to reflect the effects of PXP operating the Assets from the Effective Time through the date the mergers are consummated; and (2) reductions to reflect the diminution in value of the Assets due to title defects, casualty losses, exercises of preferential rights to purchase, or failure to obtain material consents.

Closing Conditions. In addition to customary closing conditions, the respective obligations of each party to consummate the mergers are subject to (1) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (2) the approval by the Company’s stockholders of the PXP Issuance and the FCX Issuance; (3) the aggregate adjustments to the Purchase Price for the reasons stated under sub-item (2) of the preceding paragraph, not exceeding $200 million; (4) lender and other third party consents; and (5) the successful completion by the Company of the Institutional Issuance and the FCX Issuance.

Representations and Warranties; Indemnification; Conduct of Business.  The parties have made customary representations and warranties to each other, and have agreed to indemnify each other in connection with certain matters relating to the PXP Issuance. The parties’ indemnification obligations with respect to breaches of representations and warranties are subject to a $25,000 per claim threshold, a $25 million aggregate deductible and a $200 million aggregate cap. The Company has agreed to generally operate its business in the normal course, and to refrain from taking certain actions until the closing of the PXP Issuance without seeking consent under the Merger Agreement.

Termination. The parties may terminate the Merger Agreement (1) by mutual written consent; (2) if the closing has not been consummated on or before February 28, 2011; (3) if a court or other governmental authority has issued a final, non-appealable order prohibiting the PXP Issuance; (4) if the required vote of the Company’s shareholders is not obtained; or (5) due to material breaches of the parties’ representations, warranties or obligations.  PXP may terminate the Merger Agreement if the Company’s board fails to recommend in favor of the PXP Issuance in its proxy statement or if it adversely changes such recommendation.

Termination Fee. If the Merger Agreement is terminated by PXP due to the failure of the Company’s board to recommend that its stockholders vote in favor of the PXP Issuance or due to a change in such recommendation, then the Company will be required to pay PXP a termination fee of $25 million.  In addition, if the Merger Agreement is terminated because the Company does not obtain the necessary stockholder approval of the PXP Issuance, then the Company will be required to pay PXP a termination fee of $9.75 million, and the Company will be further required to pay PXP an additional fee of $15.25 million if within twelve months of such termination, the Company enters into an acquisition transaction and certain other requirements are met.  The Company will be required to pay PXP a termination fee of

$9.75 million if the Company terminates the transaction due to the failure of the FCX Issuance and Institutional Issuance to close in certain circumstances.

On September 20, 2010, the Company issued a press release announcing the Company’s agreement to acquire Gulf of Mexico shallow water shelf properties from Plains Exploration & Production Company (see exhibit 99.1).

Approval of PXP Issuance and FCX Issuance by Company Stockholders. The Company will convene a special meeting of stockholders at which the holders of the Company’s common stock will be asked to vote to approve each of the PXP Issuance and the FCX Issuance. The Company has agreed to prepare and file a proxy statement with respect to the PXP Issuance and FCX Issuance no later than 30 days following the date of the Merger Agreement.  The approval by the Company’s stockholders of the Institutional Issuance is not required. Certain members of the Company’s board of directors are have entered into support agreements with PXP pursuant to which they agree to vote the shares of the Company common stock that they own in favor of the PXP Issuance.

PXP Stockholder Agreement. Upon closing of the Acquisition, the Company and PXP will enter into a stockholder agreement (the “PXP Stockholder Agreement”), pursuant to which, among other things, the size of the Company’s board of directors will be increased from 9 to 11 members and PXP will have the right to nominate two individuals to serve on the Company’s board of directors (the “Designated Directors”). As long as PXP and its affiliates beneficially own at least 10% of the issued and outstanding shares of the Company’s common stock, PXP will have the right to designate two Designated Directors. If PXP and its affiliates beneficially own less than 10% but at least 5% of the issued and outstanding shares of the Company’s common stock, PXP will have the right to designate one Designated Director. If PXP and its affiliates beneficially own less than 5% of the issued and outstanding shares of the Company’s common stock, PXP will not have the right to designate any directors to the Company’s board.

Also under the PXP Stockholder Agreement, PXP and its affiliates will be limited or prohibited from, among other things, from acquiring additional securities of the Company, making or proposing a merger or change of control transaction, soliciting proxies or forming, joining, or in any way participating in or entering into agreements with a  “group” (as defined in Section 13(d)-3 of the Exchange Act) with regard to the Company. These restrictions will terminate upon the last to occur of (1) the first date on which no Designated Directors have served on the board of directors for the preceding six months and (2) the date that PXP and its affiliates beneficially own less than 20% of the issued and outstanding shares of common stock of the Company.

In addition, until the first anniversary of the date of the PXP Stockholder Agreement, PXP will be prohibited, subject to certain exceptions, from transferring, selling, assigning, pledging or otherwise disposing of, directly or indirectly, the shares of Company common stock received in the Acquisition.

PXP Registration Rights Agreement. Upon closing of the Acquisition, the Company and PXP will enter into a registration rights agreement (the “PXP Registration Rights Agreement”) pursuant to which the Company has agreed to, within 60 days of closing, (1) prepare and file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement with respect to the shares of common stock to be issued to PXP under the Merger Agreement (the “PXP Registrable Securities”) that would permit some or all of the PXP Registrable Securities to be resold in registered transactions and (2) use its commercially reasonable efforts to maintain the effectiveness of the shelf registration statement while PXP and its affiliates hold PXP Registrable Securities. In addition, under certain circumstances, the PXP Registration Rights Agreement permits PXP to demand or participate in an underwritten public offering by the Company.

Private Placement Transactions

Note Purchase Agreements. The Company and a group of qualified institutional buyers within the meaning of Rule 144A under the Securities Act and accredited investors within the meaning of Regulation D under the Securities Act entered into securities purchase agreements (the “Note Purchase

Agreements”) pursuant to which the Company agreed to sell and the investors agreed to purchase $200 million principal amount of 4% Convertible Senior Notes due 2017 (the “Notes”).  The Notes will be governed by the terms of an indenture to be entered into by and among the Company and U.S. Bank National Association, as trustee.

The Notes will be convertible, at the option of the holder, at any time on or prior to maturity into shares of the Company’s common stock.  The Notes are convertible at an initial conversion rate of 62.5 shares of the Company’s common stock (initially, an aggregate of 12.5 million shares of the Company’s common stock), which is equal to an initial conversion price of $16.00 per share of the Company’s common stock per $1,000 principal amount of the Notes, subject to adjustment.  The Company will pay interest on the Notes semi-annually and the Notes will mature seven years after the date of issuance.

Prior to  five years after the date of issuance, the Notes will not be redeemable at the Company’s option.  Beginning five years after the date of issuance, the Company may redeem the Notes in whole or in part at any time at a redemption price equal to 100% of the aggregate principal amount of the Notes plus any accrued and unpaid interest, if any, to but not including the date of purchase, provided that the closing price of the Company’s common stock has exceeded 130% of the conversion price for at least 20 trading days in any consecutive 30 trading day period.

The Notes are unsecured and unsubordinated obligations of the Company, and will rank on parity in right of payment with all of the Company’s existing and future senior and unsecured debt and rank senior to any of the Company’s future subordinated debt.  In addition, the Notes will effectively be subordinated to any of the Company’s secured debt to the extent of the value of the assets securing such debt and subordinated to all liabilities, if any, of the Company’s subsidiaries.

In connection with the issuance of the Notes, the Company will also enter into a Registration Rights Agreement with the investors of the Notes whereby the Company will agree to file with the SEC a shelf registration statement on Form S-3 covering resales by holders of the Notes and the common stock issuable upon conversion of the Notes.

Preferred Stock Purchase Agreements. The Company and the same group of investors that agreed to purchase the Notes entered into securities purchase agreements (the “Preferred Stock Purchase Agreements”) pursuant to which the Company agreed to sell and the investors agreed to purchase for an aggregate purchase price of $200 million, 200,000 shares of 5¾% Convertible Perpetual Preferred Stock (the “Preferred Stock”).  Holders of the Preferred Stock will be entitled to receive, when, as, and if declared by the Company’s board of directors, cumulative dividends at the rate of 5¾% per annum, payable quarterly in cash.  Accumulated but unpaid dividends accumulate at the rate of 5¾% per annum.  Each share of Preferred Stock will have a liquidation preference of $1,000 plus an amount equal to all dividends (whether or not declared) accumulated and unpaid to the date of final distribution to holders.  The Preferred Stock will rank senior to the Company’s common stock and on parity with the Company’s outstanding series of preferred stock.  At any time, holders may elect to convert shares of Preferred Stock in whole or in part at an initial conversion rate of 62.5 shares of common stock per share of Preferred Stock (initially, an aggregate of 12.5 million shares of the Company’s common stock), or at an initial conversion price of $16.00 per share of common stock, subject to customary anti-dilution adjustments and make-whole adjustment upon certain fundamental changes.

The Preferred Stock will be governed by the terms of a Certificate of Designations of the Preferred Stock.  Except as granted under Delaware law or the Company’s certificate of incorporation, the Preferred Stock will have no voting rights, other than with respect to adverse amendments to the Company’s organizational documents or the certificate of designations for the Preferred Stock, including the creation of, or increase in the authorized amount of, any equity securities, which will be senior to the Preferred Stock.  In addition, if dividends are in arrears for six calendar quarters (whether or not consecutive) or if the redemption price is not timely paid, then the holders of the Preferred Stock (voting separately as a class with all other series of parity stock, including the FCX Preferred Stock discussed below, with like voting rights that are then exercisable) will be entitled to elect two additional directors at the Company’s next annual or special meeting and at each subsequent annual meeting until all accumulated and unpaid dividends or the redemption price, as applicable, have been fully paid or set apart for payment. The term of office of such directors shall terminate immediately upon the termination of the right of the holders of the Preferred Stock and parity stock to vote for such directors.

The Company may not redeem any shares of the Preferred Stock before three years after the date of issuance of the Preferred Stock. On or after three years after the date of issuance of the Preferred Stock, the Company may redeem some or all of the Preferred Stock at a redemption price equal to 100% of the liquidation preference, plus accumulated but unpaid dividends to the redemption date, but only if the closing sale price of the Company’s common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date the Company gives the redemption notice exceeds 130% of the conversion price of the Preferred Stock.

In connection with the issuance of the Preferred Stock, the Company will also enter into a Registration Rights Agreement with the investors in the Preferred Stock whereby the Company will agree to file with the SEC a shelf registration statement on Form S-3 covering resales by holders of the Preferred Stock and the common stock issuable upon conversion of the Preferred Stock.  The Preferred Stock will not be listed for trading on any national securities exchange.  The shares of the Company’s common stock into which the Preferred Stock is convertible will be listed for trading on the New York Stock Exchange.

Escrow. The purchase price paid by the investors for the sale of the Notes and the Preferred Stock will be placed in escrow. The release of the purchase price for the sale of the Notes and the Preferred Stock from the escrow account to the Company as payment for the Notes and the Preferred Stock, and the issuance thereof, is conditioned upon the concurrent completion of the Acquisition and the FCX Issuance (as discussed below).

If the Acquisition and the FCX Issuance are not closed on or prior to March 31, 2011, the escrow agent will promptly return the investors’ funds to them, with an amount equal to 4% per year in respect of the time period during which the funds were held in escrow and the Company will not issue the Notes or the Preferred Stock. If the Acquisition and the FCX Issuance are closed, the escrow agent will release the investors’ funds to the Company concurrently upon the Company’s issuance of the Notes and the Preferred Stock to the investors and will pay to the investors an amount equal to 2% per year in respect of the time period during which the funds were held in escrow.

The Notes and the Preferred Stock were offered only to qualified institutional buyers within the meaning of Rule 144A under the Securities Act and accredited investors within the meaning of Regulation D under the Securities Act.  The Notes and Preferred Stock and the common stock issuable upon conversion of the Notes and the Preferred Stock will not be registered under the Securities Act or the securities laws of any other jurisdiction.  Unless they are registered, the Notes and the Preferred Stock may be offered and sold only in transactions that are exempt from registration under the Securities Act or the securities laws of any other jurisdiction.

FCX Stock Purchase Agreement.  On September 19, 2010, the Company, Freeport-McMoRan Preferred LLC (“FCX Preferred”), a Delaware limited liability company and wholly owned subsidiary of FCX, and FCX entered into a stock purchase agreement (the “FCX Purchase Agreement”) pursuant to which the Company has agreed to sell and FCX Preferred has agreed to purchase 500,000 shares of the Company’s 5¾% Convertible Perpetual Preferred Stock, par value $0.01 per share and liquidation preference $1,000 per share (the “FCX Preferred Stock”), for an aggregate purchase price of $500 million, concurrently with consummation of the Acquisition. The terms of the FCX Preferred Stock are substantially similar to the terms of the Preferred Stock offered to the investors under the Preferred Stock Purchase Agreements described above.  Accordingly, among other things, at any time, the holder of the FCX Preferred Stock may elect to convert shares of the FCX Preferred Stock, in whole or in part, at an initial conversion rate of 62.5 shares of common stock per share of FCX Preferred Stock (initially, an aggregate of 31.25 million shares of the Company’s common stock), or an initial conversion price of $16.00 per share of common stock, subject to customary anti-dilution adjustments and make-whole adjustment upon certain fundamental changes.

In addition to customary closing conditions, the obligations of the parties to consummate the FCX Issuance are subject to (1) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (2) the approval by the Company’s stockholders of each of the PXP Issuance and the FCX issuance; and (3) the satisfaction or waiver of all of the closing conditions under the Merger Agreement and the concurrent consummation of the mergers under the Merger Agreement, as previously discussed herein. Stockholder approval of the FCX Issuance will exclude the vote of the shares of Company common stock owned by certain of the Company’s directors and executive officers who also serve as directors or officers of FCX, namely, Richard C. Adkerson, Robert A. Day, Gerald J. Ford, H. Devon Graham, Jr., James R. Moffett, Nancy D. Parmelee, Kathleen L. Quirk and B. M. Rankin, Jr.  For more information see “Certain Relationships” below.

The parties may terminate the FCX Purchase Agreement (1) by mutual written consent (the Company’s right under this provision is subject to PXP’s consent pursuant to the Merger Agreement), (2) if the FCX Issuance has not been consummated on or before February 28, 2011, (3) if a court or other governmental authority has issued a final, non-appealable order prohibiting the FCX Issuance; (4) if the required vote of the Company’s shareholders is not obtained; (5) if the Company fails to recommend a vote in favor of the FCX Issuance in its proxy statement; or (6) due to material breaches of the parties’ representations, warranties or obligations.

The parties have made customary representations and warranties to each other, and have agreed to indemnify each other in connection with certain matters relating to the FCX Issuance.  The Company has agreed to generally operate its business in the normal course, and to refrain from taking certain actions until the closing of the FCX Issuance without seeking consent under the FCX Purchase Agreement.

The Company has agreed to prepare and file a proxy statement with respect to the FCX Issuance and PXP Issuance no later than 30 days following the date of the FCX Purchase Agreement, and (subject to certain exceptions) to recommend that its stockholders vote in favor of the FCX Issuance.

FCX Registration Rights Agreement.  Upon closing of the FCX Issuance, the Company and FCX will enter into a registration rights agreement (the “FCX Registration Rights Agreement”) pursuant to which the Company has agreed to, within 60 days of closing, (1) prepare and file with the SEC a shelf registration statement with respect to the securities issued to FCX under the FCX Purchase Agreement (the “FCX Registrable Securities”) that would permit the FCX Registrable Securities to be resold in registered transactions and (2) use its commercially reasonable efforts to maintain the effectiveness of the shelf registration statement while FCX and its affiliates hold FCX Registrable Securities. In addition, under certain circumstances, the FCX Registration Rights Agreement permits FCX to demand or participate in an underwritten public offering by the Company.  The registration rights offered to FCX are comparable to the registration rights offered to PXP under its Registration Rights Agreement.

FCX Stockholder Agreement.  Upon closing of the FCX Issuance, the Company, FCX and FCX Preferred will enter into a stockholder agreement (the “FCX Stockholder Agreement”), pursuant to which, among other things, FCX will have the right to nominate individuals to serve on the Company’s board of directors (the “FCX Designated Directors”) similar to the rights granted to PXP under the PXP Stockholder Agreement. Upon the issuance of the FCX Preferred Stock at closing, for as long as FCX and its affiliates beneficially own (1) not less than 75% of the percentage of the Company’s common stock on a fully diluted basis owned at closing by FCX and its affiliates, FCX will have the right to designate two members of the Company’s board of directors; and (2) between 25% and 75% of the percentage of the Company’s outstanding shares of common stock on a fully diluted basis owned at closing by FCX and its affiliates, FCX will have the right to designate one member of the Company’s board of directors; provided, however, that FCX’s designation rights will be suspended during such time as at least two members of the Company’s board of directors are also members of FCX’s board of directors.  FCX will have no designation rights while FCX and its affiliates beneficially own less than 25% of the percentage of the Company’s outstanding shares of common stock on a fully diluted basis owned at closing by FCX and its affiliates.

FCX and its controlled affiliates, including FCX Preferred, have agreed to a 120-day lock-up period during which FCX and its controlled affiliates will not (1) loan, offer, pledge, sell, contract to sell, sell any option or contract to purchase or otherwise transfer or dispose of the FCX Preferred Stock or shares of the Company’s common stock issuable upon conversion of the FCX Preferred Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or FCX Preferred Stock; provided, however, that FCX may make transfers to its wholly owned affiliates.  In addition, the FCX Stockholder Agreement provides that, prior to the first anniversary of the closing date, none of FCX, its subsidiaries, controlled affiliates or any person that is an officer or director of FCX and who serves as an officer or director of the Company may sell or transfer to PXP any shares of FCX Preferred Stock or any shares of the Company’s common stock issued upon conversion of the FCX Preferred Stock.

While FCX, its affiliates and certain of their affiliated persons own at least 15% of the Company’s outstanding common stock, on a fully diluted basis, FCX and its controlled affiliates have agreed not to (1) acquire or seek to acquire additional securities of the Company if the acquisition would result in FCX owning more than 103% of the percentage of the Company’s outstanding shares of common stock on a fully diluted basis owned at closing by FCX and its affiliates; (2) form, join, or in any way participate in or enter into agreements with a “group” (as defined in Section 13(d)-3 of the Exchange Act) with regard to the Company; (3) commence a tender offer or exchange offer for the Company’s securities; (4) agree on, offer or otherwise become involved with a merger or an acquisition transaction involving the Company; (5) call, or seek to call, a meeting of the Company’s shareholders, or seek to present a shareholder proposal; (6) seek to assist, advise, or finance any of the foregoing.

While FCX and its affiliates own at least 5% of the Company’s outstanding common stock, on a fully diluted basis, FCX and its controlled affiliates have agreed not to (1) participate in any proxy solicitations with respect to the Company’s securities (other than certain permitted activities relating to solicitations by or on behalf of members of the FCX board of directors who are also members of the board of directors of the Company); or (2) enter into any agreements with regard to acquiring, voting, holding or disposing of any capital stock of the Company with any director or officer of FCX or PXP who is also a director or officer of the Company.

While FCX and its affiliates own at least 5% of the Company’s outstanding common stock, on a fully diluted basis, and prior to the first anniversary of the issue date, FCX and its controlled affiliates have agreed not to enter into any agreements for the purpose of acquiring, voting, holding or disposing of any capital stock of the Company with PXP or any of its affiliates, directors or officers (provided that the foregoing restriction shall not apply to any transaction in which either FCX or PXP or any of their controlled affiliates offers to acquire all outstanding shares of the Company’s common stock).

The foregoing descriptions of the Merger Agreement, the PXP Stockholder Agreement, the PXP Registration Rights Agreement, the Note Purchase Agreements, the Preferred Stock Purchase Agreements, the FCX Stock Purchase Agreement, the FCX Registration Rights Agreement and the FCX Stockholder Agreement are qualified in their entirety by reference to the full text thereof.  Copies of the foregoing agreements will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Certain Relationships.  The Company is a party to a services agreement with FM Services Company (the “Services Company”), a wholly owned subsidiary of FCX, under which the Services Company provides the Company with executive, technical, administrative, accounting, financial, tax and other services pursuant to a fixed fee arrangement.  The Services Company also provides similar services to FCX.  In 2009, the Company incurred approximately $8.4 million of costs under the services agreement.

Several of the Company’s directors and executive officers also serve as directors or officers of FCX.  James R. Moffett, Richard C. Adkerson, B. M. Rankin, Jr., Robert A. Day, Gerald J. Ford and H. Devon Graham, Jr., each of whom is a director of the Company, also serve as directors of FCX.  Messrs. Moffett and Adkerson and Ms. Kathleen L. Quirk, each of whom is an executive officer of the Company, also serve as executive officers of FCX. In addition, Ms. Nancy D. Parmelee, an executive officer of the Company, also serves as an officer of FCX.

As of September 15, 2010, the overlapping board members and executive officers beneficially owned shares of the Company’s common stock (excluding shares that could be acquired within 60 days of September 15, 2010, upon the exercise of options granted pursuant to Company benefit plans) as follows: Mr. Moffett, 4,905,404; Mr. Adkerson, 402,608; Mr. Rankin, 580,837; Mr. Day, 1,072,285; Mr. Ford, 2,046,872, Mr. Graham, 3,875; Ms. Parmelee, 4,069; and Ms. Quirk, 11,811.  In addition, each person has the right to acquire the following amounts of Company shares upon the exercise of options exercisable within 60 days that were granted under Company benefit plans: Mr. Moffett, 3,575,000; Mr. Adkerson, 2,325,000; Mr. Rankin, 16,000; Mr. Day, 22,375; Mr. Ford, 22,375; Mr. Graham, 22,375; Ms. Parmelee, 235,000; and Ms. Quirk, 345,000.  As of September 15, 2010, the Company had approximately 95 million shares of common stock outstanding.

For more information, see the Company’s 2010 Proxy Statement filed with the SEC on March 25, 2010.

The Company’s private placement transaction with FCX was negotiated between a special committee of independent directors of the Company’s board of directors and a special committee of independent directors of the FCX board of directors. The special committees each engaged independent financial and legal advisors in connection with the transaction.

Anticipated Equity Ownership

Following the Acquisition and the private placement transactions, the Company is expected to have approximately 223 million shares of common stock outstanding on a fully diluted basis, with the existing Company stockholders beneficially owning 52%, PXP beneficially owning 23%, FCX beneficially owning 14% and the private investor group beneficially owning 11% on a fully diluted basis.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the Note Purchase Agreements is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, the Company will issue 51 million shares of the Company’s common stock to PXP as part of the purchase price upon completion of the Acquisition.

Pursuant to the Note Purchase Agreements, the Company will issue $200 million principal amount of 4% Convertible Senior Notes due 2017 to certain qualified institutional buyers within the meaning of Rule 144A under the Securities Act and certain accredited investors within the meaning of Regulation D under the Securities Act subject to the completion of the Acquisition.

Pursuant to the Preferred Stock Purchase Agreements, the Company will issue 200,000 shares of 5¾% Convertible Perpetual Preferred Stock to certain qualified institutional buyers within the meaning of Rule 144A under the Securities Act and certain accredited investors within the meaning of Regulation D under the Securities Act subject to the completion of the Acquisition.  In addition, pursuant to the FCX Purchase Agreement, the Company will issue 500,000 shares of 5¾% Convertible Perpetual Preferred Stock to FCX pursuant to a separate private placement transaction.

The information set forth under Item 1.01 regarding the Merger Agreement, the Note Purchase Agreements, the Preferred Stock Purchase Agreements and the FCX Purchase Agreement is incorporated by reference into this Item 3.02.

The transactions described above do not involve any public offering and are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.  The securities described above will not be registered under the Securities Act or the securities laws of any other jurisdiction.  Unless they are registered, the securities may be offered and sold only in transactions that are exempt from registration under the Securities Act and the securities laws of any other applicable jurisdiction.  It is expected that the Notes and the Preferred Stock sold to qualified institutional buyers within the meaning of Rule 144A under the Securities Act may be resold to other qualified institutional buyers in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A.

Item 7.01  Regulation FD Disclosure.

McMoRan Exploration Co. presented slides on its web site that accompanied its September 20, 2010 conference call (see exhibit 99.3).

Item 8.01  Other Events.

McMoRan Exploration Co. issued a press release, dated September 20, 2010, updating its in-progress exploration activities in the shallow waters of the Gulf of Mexico (see Exhibit 99.4).

ADDITIONAL INFORMATION: In connection with the proposed transaction, McMoRan Exploration Co. (“McMoRan”) will file a proxy statement and other documents with the Securities and Exchange Commission (“SEC”).  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These materials (and all other documents filed by McMoRan with the SEC) will be available free of charge at www.mcmoran.com.  Investors and security holders will also be able to obtain the documents (when available) free of charge at the SEC's web site, www.sec.gov.

McMoRan's directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding McMoRan’s directors and officers can be found in its proxy statement filed with the SEC on March 25, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01  Financial Statements and Exhibits.

(d) The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer
and Secretary
(authorized signatory and Principal
Financial Officer)

Date: September 22, 2010

McMoRan Exploration Co.
Exhibit Index

Exhibit Number

99.1	Press Release dated September 20, 2010, titled “McMoRan Exploration Co. to Acquire Gulf of Mexico Shallow Water Shelf Properties from Plains Exploration & Production Company.”

99.2
Press Release dated September 20, 2010, titled “McMoRan Exploration Co. Announces Private Placement of $900 Million in Convertible Securities to be Issued upon Completion of Gulf of Mexico Property Acquisition.”

99.3	Slides presented in connection with McMoRan Exploration Co.’s conference call conducted via the internet on September 20, 2010.

99.4	Press Release dated September 20, 2010, titled “McMoRan Exploration Co. Updates In-progress Exploration Activities in the Shallow Waters of the Gulf of Mexico.”